                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12
                             WESTERN BEEF, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             Merrill Corporation
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                               WESTERN BEEF, INC.
                           47-05 METROPOLITAN AVENUE
                           RIDGEWOOD, NEW YORK 11385

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 1996

To the Stockholders of Western Beef, Inc.:

    The  Annual  Meeting  of  the  Stockholders  of  Western  Beef,  Inc.,  (the
"Company") will be held at the La Guardia Marriott Hotel, 102-05 Ditmars Boulevard, East Elmhurst, N.Y. 11369, on June 12, 1996 at 10:00 A.M., New York time, for the following purposes:

    1.  To elect six directors to hold office until the next Annual Meeting;

    2. To consider and vote on a proposal to amend the Western Beef, Inc. 1995 Stock Option Plan for Employees;

    3. To consider and vote for the selection of BDO Seidman, LLP as independent auditors for Western Beef, Inc. for the fiscal year ended January 3, 1997;

    4.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on April 24, 1996 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote will be available for inspection by stockholders at the executive offices of the Company at least ten days before the date of the meeting.

    The Company's Annual Report for the fiscal year ended December 29, 1995, including financial statements is also enclosed.

                                          By order of the Board of Directors,

                                          Peter R. Admirand,
                                          SECRETARY

Dated: April 26, 1996
Ridgewood, New York

IMPORTANT -- PLEASE SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTPAID RETURN ENVELOPE PROVIDED, PARTICULARLY IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.

                               WESTERN BEEF, INC.
                           47-05 METROPOLITAN AVENUE
                           RIDGEWOOD, NEW YORK 11385

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

PROXIES

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Beef, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on June 12, 1996 at 10:00 A.M., New York time, at the La Guardia Marriott Hotel, 102-05 Ditmars Boulevard, East Elmhurst, N.Y. 11369, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it is exercised, either in person at the Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about May 9, 1996.

SOLICITATION OF PROXIES

    This solicitation of proxies is being made by the Board of Directors of the Company and the expenses thereof will be borne by the Company. The principal solicitation is being made by mail; however arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the Company's common stock, par value $.05 per share (the "Common Stock"), and such persons will be reimbursed for their reasonable expenses.

OUTSTANDING VOTING STOCK

    As of April 24, 1996, there were 5,463,317 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on April 24, 1996, will be entitled to vote at the Meeting. All questions will be determined by a majority vote of those present and voting in person or by proxy.

QUORUM AND VOTING REQUIREMENTS

    The Company's By-Laws provide that the holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. Each share of Common Stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law of the State of Delaware (the "General Corporation Law") prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth beneficial ownership (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company's Common Stock (being the Company's only voting securities) by each director, each named executive officer designated in the section of this Proxy Statement captioned "Executive Compensation", all directors and named executive officers as a group, and each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act,) known by the Company to own more than 5% of the Common Stock as of April 24, 1996. The Company has been advised that except as otherwise indicated in the notes to such table, all those listed have the sole power to vote and dispose of the number of shares set forth opposite their respective names, and their respective addresses are in care of the Company:

NAME                                                                    NUMBER OF SHARES     % OF CLASS
- - ----------------------------------------------------------------------  -----------------  ---------------
PSL Foods, Inc. (1)...................................................        1,690,007            30.9
Camile Magliocco (3)..................................................          446,126             8.2
Joseph Castellana (2)(4)(5)...........................................          486,138             8.9
Frank Castellana (2)(4)(6)............................................          453,529             8.3
Peter Castellana, Jr. (2)(4)(7).......................................          446,126             8.2
Michael Castellana (2)(4)(8)..........................................          406,114             7.4
Stephen R. Bokser (4).................................................         --                --
Richard G. Klein (4)..................................................         --                --
Arnold B. Becker (4)..................................................         --                --
Robert C. Ludlow (4)..................................................            4,000           *
All directors and named executive officers as a group (eight persons)
 (9)..................................................................        3,485,914            63.8

- - ------------------------
*   Less than 1% of the outstanding Common Stock.

(1) PSL Foods, Inc. is owned in equal proportions by the individuals named in note (2) below.

(2)  Frank  Castellana,  Joseph  Castellana,  Peter  Castellana,  Jr.,   Michael
    Castellana and Camile Magliocco are siblings.

(3) Includes 32,818 shares owned by the minor children of Camile Magliocco.

(4) Member of the Company's Board of Directors and/or a named executive officer of the Company.

(5) Includes 38,968 shares owned by the wife and minor children of Joseph Castellana.

(6) Includes 17,528 shares owned by the wife and minor children of Frank Castellana.

(7) Includes 158,048 shares owned by the wife and minor children of Peter Castellana, Jr.

(8) Includes 22,234 shares owned by the wife and minor children of Michael Castellana.

(9) Includes shares owned by PSL Foods, Inc.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    Six directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The Board of Directors intends to present for action at the Meeting the election of Messrs. Frank Castellana, Joseph Castellana, Peter Castellana, Jr., Arnold B. Becker, Stephen R. Bokser and Richard G. Klein to serve as directors until the 1997 Annual Meeting of Stockholders and their successors have been elected and qualified. All of these persons except for Mr. Klein were elected as Directors of the Company at the last Annual Meeting of Stockholders. Mr. Klein joined the Board of directors on April 1, 1996, replacing Mr. Daniel M. Healy. Mr. Healy resigned as a director effective April 1, 1996.

    The enclosed proxy will be voted for the election of such nominees. It is not anticipated that any of these nominees will become unavailable for any reason, but, if that should occur before the Meeting, the appointees named in the proxy reserve the right in the exercise of their sole discretion to substitute and to vote for any other person of their choice as a nominee in place of such nominee or to vote for such lesser number of Directors as may be prescribed by the Board of Directors in accordance with the Company's Certificate of Incorporation and By-Laws.

    In accordance with Securities and Exchange Commission ("SEC") regulations, the enclosed proxy card provides stockholders with an opportunity to grant to, or withhold from, the appointees named therein the authority to vote for the election of any director nominee.

    Approval of the nominees for Director requires the affirmative vote of a plurality of the votes of the out-standing shares of Common Stock cast at the Meeting. The Board of Directors recommends that stockholders vote for the election of the nominees listed below.

    Set forth below is information with respect to the directors and executive officers of the Company.

                                                                                                                 DIRECTOR
DIRECTOR                              PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS                  AGE         SINCE
- - ------------------------  -----------------------------------------------------------------------      ---      -----------
Frank Castellana          Chairman and Executive Vice-President--Wholesale Operations of the               40         1982
                           Company since March 1995; prior to that President of the Company for more than the past five years.
Joseph Castellana         Vice-Chairman, Executive Vice-President--Retail Operations and                   38         1995
                           Executive Assistant to the President and Chief Executive Officer of
                           the Company since March 1995; prior to that Vice-President and
                           Secretary for more than the past five years; Director of the Company from 1982 through 1993.
Peter Castellana, Jr.     President and Chief Executive Officer of the Company since March 1995;           36         1995
                           prior to that Vice-President and President of Retail Operations since
                           May 1992; General Manager-- Retail Operations of the Company for more than the past five years.
Stephen R. Bokser         President and Chief Executive Officer of White Rose Food, a wholesale            53         1993
                           distributor and a division of Di Giorgio Corp., for more than the past five years; Director of Di Giorgio Corp.
Arnold B. Becker          President of The Arnold Becker Group, Inc., provider of management               61         1995
                           consulting services to retail companies since February 1, 1996; prior to that President of Vendamerica, Inc., the U.S. investment arm of
                           Vendex International N.V. for more than the past five years; Director of Specialty Retail Group Corporation since 1994.
Richard G. Klein          Partner at the law firm of Hofheimer, Gartlir & Gross, LLP, since                47         1996
                           February 1995; prior to that partner at the law firm of Bondy &
                           Schloss, for more than the past five years.

NON-DIRECTOR EXECUTIVE OFFICERS
- - -------------------------------------------------------------------------------------------------
Michael Castellana        Senior Vice-President--Retail Operations of the Company since March              32       --
                           1995; prior to that, General Manager-- Produce Division of the Company for more than the past five years.
Robert C. Ludlow          Senior Vice-President of the Company since March 1995; Chief Financial           35       --
                           Officer of the Company since May 1994; prior to that Partner and
                           Certified Public Accountant in the Public Accounting firm of Marden
                           Harrison & Kreuter, for more than the past five years.
Peter R. Admirand         Controller--Retail Operations, for more than the past five years;                56       --
                           Secretary of the Company since March, 1995.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors held three meetings during fiscal 1995 with every director (with the exception of Daniel M. Healy, who attended two of the meetings) attending all of the meetings held during his term as director. The Board has a Compensation and Benefits Committee (the "Compensation Committee"), and an Audit Committee, each consisting of Stephen R. Bokser and Richard G. Klein. Mr. Klein joined the Compensation Committee and the Audit Committee on April 1, 1996. Mr. Daniel M. Healy served on the Compensation Committee and the Audit Committee until his resignation from the Board of Directors, which was effective April 1, 1996. Non-employee directors received a quarterly fee of $1,250 and a $1,000 reimbursement for travel and related expenses for each meeting they attended. The Compensation Committee met once in fiscal 1995. No meetings were held by the Audit Committee in fiscal 1995.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

    Pursuant to the Company's compensation policy, each non-employee director will receive:

    1.  A $5,000 annual retainer to be paid in quarterly installments of $1,250.

    2. A deferred compensation payment of $5,000 for each full year that such person serves as a member of the Board.

    3. An annual grant of Options to purchase 5,000 shares of the Company's Common Stock at a price equal to the fair market value of the Common Stock on the date of grant.

    4. A payment of $1,000 for each meeting of the Board that such member attends to cover travel and related expenses.

    In addition, all members of the Board are indemnified by a standard Directors and Officers liability policy in a manner consistent with the requirements of Delaware law. Pursuant to the Certificate of Incorporation of the Company, the Company indemnifies all members of the Board to the fullest extent possible under the General Corporation Law.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 29, 1995, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

                             EXECUTIVE COMPENSATION

GENERAL

    The following table sets forth information as to the 1995 compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "named executive officers") for services in all capacities to the Company and its subsidiaries in 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                        LONG-TERM COMPENSATION AWARDS
                                                                                        -----------------------------
                                                                ANNUAL COMPENSATION     SECURITIES
                                                              ------------------------  UNDERLYING      ALL OTHER
           NAME AND PRINCIPAL POSITION               YEAR      SALARY(1)    BONUS(1)    OPTIONS(#)   COMPENSATION(2)
- - -------------------------------------------------  ---------  -----------  -----------  -----------  ----------------
Frank Castellana.................................       1995  $   330,000  $    70,417      --          $    6,000
  Chairman and Executive                                1994      312,000       75,133      --               6,000
  Vice-President                                        1993      348,000      --           --               9,434
Joseph Castellana................................       1995      330,000       70,417      --               6,000
  Vice-Chairman and                                     1994      330,000       75,133      --               6,000
  Executive Vice-President                              1993      330,000      --           --               9,434
Peter Castellana, Jr.............................       1995      575,000      124,583      --               6,000
  President and CEO                                     1994      390,000       75,133      --               6,000
                                                        1993      330,000      --           --               9,434
Michael Castellana...............................       1995      275,000       59,383      --               6,000
  Senior Vice-President                                 1994      280,559       69,999      --               6,000
                                                        1993      245,000      --           --               9,434
Robert C. Ludlow.................................       1995      151,250       16,250       3,000           6,000
  Senior Vice-President                                 1994       93,500       15,818      --             N/A
  and CFO                                               1993      N/A          N/A          --             N/A

- - ------------------------
(1) Amounts shown include cash compensation earned by the named executive officers during the year covered, including amounts deferred if any, at the election of those officers. Bonuses are shown for the year earned.

(2) Amounts shown represent the Company's contributions to its Profit Sharing Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants to the named executive officers during the past year. No stock appreciation rights ("SARs") were granted during this period.

                                                        INDIVIDUAL GRANTS(1)
                                       -------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                                         NUMBER OF                                                ASSUMED ANNUAL RATES OF PRICE
                                        SECURITIES      % OF TOTAL                              APPRECIATION FOR OPTION TERM ($)
                                        UNDERLYING    OPTIONS GRANTED  EXERCISE OR              ---------------------------------
                                          OPTIONS     TO EMPLOYEES IN  BASE PRICE   EXPIRATION
NAME                                    GRANTED(#)      FISCAL YEAR    ($/ SHARE)      DATE         0%          5%         10%
- - -------------------------------------  -------------  ---------------  -----------  ----------      --       ---------  ---------
Robert C. Ludlow.....................        3,000            4.48%          6.00     11/16/05           0      11,340     28,710

- - ------------------------
(1) All options were granted under the 1995 Stock Option Plan for Employees. All options are fully exercisable five years after grant (with 20% becoming exercisable each year on the first through fifth anniversaries of the date of grant). The exercise price may be paid in cash, by the surrender of currently owned Common Stock (valued at 100% of market price) or by the delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell shares of Common Stock to be acquired upon exercise of the option and to deliver promptly to the Company an amount sufficient to pay such purchase price or by any combination of the methods of payment described above.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the Dow Jones Equity Market Index, a broad market index, and the Dow Jones Food Retailers and Wholesalers Index, an index of operators of supermarkets, food-oriented convenience stores and other food retailers, both issued by The Dow Jones Company. The comparison for each of the periods assumes that $100 was invested on December 28, 1990, in each of the Common Stock of the Company, the stocks included in the Dow Jones Equity Market Index and the stocks included in the Dow Jones Food Retailers and Wholesalers Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                12/28/90   01/03/92   01/01/93   12/31/93   12/30/94   12/29/95
Western Beef, Inc.                    100        130        153        227        160        140
Dow Jones Equity Market Index         100        134        144        159        160        221
Dow Jones Food Retailers              100        126        128        121        122        154
& Wholesalers

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Compensation of the Company's executive officers currently is administered by a Compensation Committee of the Board of Directors consisting of Messrs. Arnold B. Becker and Richard G. Klein (effective April 1, 1996). Mr. Daniel M. Healy was a member of the Compensation Committee until his resignation from the Board of Directors on April 1, 1996.

    Compensation of the executive officers of the Company, including its chief executive officer, has been determined by the Compensation Committee after the Chief Executive Officer, Peter Castellana, Jr., has submitted his requested base salary, and recommended a base salary for the other executive officers. The Committee also retains independent consultants, William M. Mercer, Inc., for advice on compensation matters and information on competitive practices. The Compensation Committee then reviews such requests and recommendations in combination with other factors, including the Company's overall performance. Compensation paid to executive officers during 1995 did not exceed the tax deductibility limits of 162(m) of the Internal Revenue Code.

                             COMPENSATION COMMITTEE

                                Arnold B. Becker
                                Richard G. Klein

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As indicated above, the Compensation Committee establishes executive compensation. Former director of the Company Daniel M. Healy, is Executive Vice-President and Chief Financial Officer of North Fork Bancorporation, Inc. (the "Bank") and held such positions while he was a member of the Compensation Committee. During 1995 and 1994 the Company had credit facilities with the Bank that permitted borrowings of up to $3,000,000. As of December 29, 1995 and December 30, 1994 the Company was indebted to the Bank in the amounts of $360,677 and $0, respectively. The Company believes that all Bank terms and fees are at customary rates.

    Effective April 1, 1996, Mr. Richard G. Klein, a partner in the law firm of Hofheimer, Gartlir & Gross, joined the Board of Directors and the Compensation Committee. The Company has retained such law firm to represent the Company in certain matters. Payments for services rendered by Mr. Klein's law firm to the Company were not material to either such law firm or the Company and were in line with fees charged by other law firms for similar services.

          PROPOSAL NO. 2: AMENDMENT OF STOCK OPTION PLAN FOR EMPLOYEES

    In the absence of a negative vote, the proxies will be voted for the adoption of an amendment (the "Amendment") of the Western Beef, Inc. 1995 Stock Option Plan for employees described below (the "Employee Plan"). The Board of Directors recommends approval of the Amendment.

    The Employee Plan presently provides that the purchase price of shares of Common Stock subject to options may not be less than the fair market value of the Common Stock on the date of grant. Pursuant to the proposed amendment, the Compensation Committee would have the discretion to grant options with a purchase price less than fair market value, but not less than 25% of such fair market value on the date of grant.

    The proposed Amendment to the Employee Plan, in the opinion of the Board of Directors, will promote the best interests of the Company and its stockholders by enabling the Company to attract and retain the best personnel for positions of substantial responsibility. As of the date of this Proxy Statement, options covering 37,349 shares of Common Stock were granted subject to stockholder approval of the Amendment, none of which were granted to executive officers.

    Set forth below is a description of the principal provisions of the Employee Plan.

ADMINISTRATION

    The Employee Plan is administered by a committee (the "Committee") of at least three persons appointed by the Company's Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 1b-3, under the Exchange Act.

TYPE OF OPTIONS

    Under the Employee Plan the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options ("NQSOs").

SHARES AVAILABLE FOR OPTIONS

    Options for shares of Common Stock may be granted for an amount not to exceed 2% of the number of shares of Common Stock issued on January 1, 1995. On January 1, 1996 and each January 1st thereafter, the total number of shares for which options may be granted under the Employee Plan shall be increased on a cumulative basis, by 2% of the number of shares of Common Stock issued on January 1 of such calendar year. The total number of shares of Common Stock for which ISO's may be granted under the Employee Plan shall not exceed 750,000.

ELIGIBILITY

    Options may be granted under the Plan only to employees of the Company or any "subsidiary corporation" of the Company, within the meaning of Section 424(f) of the Code (a "Subsidiary"). All employees of the Company except persons who own Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary, or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code, are currently eligible to receive options under the Employee plan.

TERMS OF OPTIONS

    The terms of each option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

        (a) The purchase price of the shares of Common Stock and dates on which each option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such option is granted.

        (b) The expiration of each option shall be fixed by the Committee, and no option shall be exercisable after the expiration of ten (10) years from the date of its grant. In no event shall any single optionee be granted options covering more than 50,000 shares of Common Stock during any calendar year that the plan is in effect.

TERMINATION, MODIFICATION AND AMENDMENT

    The Employee Plan shall terminate ten (10) years from the date of its adoption by the Board of Directors, and no options shall be granted under the Employee Plan after such termination. The Employee Plan may be terminated, modified or amended at any time by the Board of Directors; provided however, that the Board of Directors shall not, without approval of holders of a majority of shares of Common Stock, (i) increase the maximum number of shares of Common Stock as to which options may be granted under the Employee Plan, (ii) reduce the minimum purchase price at which options may be granted under the Employee Plan, or (iii) change the class of persons eligible to receive options under the Employee Plan.

FEDERAL TAX CONSEQUENCES

    Set forth below is a brief description of the federal tax consequences applicable to ISOs and NQSOs.

    ISOS

    No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain, and (ii) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

    If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (ii) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the the employer.

    Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

    The exercise of an ISO will give rise to an alternative minimum tax adjustment that may result in alternative minimum tax liability for the optionee, unless the optionee engages, within the same year of exercise, in a disqualifying disposition of the shares received upon exercise. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her regular income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

    In general, for purposes of the alternative minimum tax, the exercise of an ISO will be treated essentially as if it were the exercise of a NQSO. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, an optionee exercising an ISO with respect to unrestricted Common Stock will have income, for purposes of determining the base for the application of the alternative minimum tax, in an amount equal to the spread between the option price for the shares and the fair market value of the shares on the date of exercise.

    NQSOS

    With respect to NQSOs, (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

    Approval of the amendment to the Employee Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

                PROPOSAL NO. 3: ELECTION OF INDEPENDENT AUDITORS

    In the absence of contrary direction, the proxies will be voted for the selection of BDO Seidman, LLP as independent auditors to audit the books and accounts of Western Beef, Inc., at the close of the 1996 fiscal year. The Board of Directors recommends that stockholders vote in favor of the selection of BDO Seidman, LLP.

    Approval of the selection of BDO Seidman, LLP as independent auditors requires the affirmative vote of a majority of the votes of the outstanding shares of Common Stock cast at the Meeting.

    It is expected that representatives of BDO Seidman, LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    In connection with its audit of the books and accounts of Western Beef, Inc., for the fiscal year ended December 29, 1995, BDO Seidman, LLP audited the Company's annual consolidated financial statements and consulted with Western Beef, Inc., concerning other accounting matters and certain tax and other matters.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    For more than a decade, the Company and the members of the Castellana family (collectively, the "Principal Stockholders") have had continuing relationships simultaneously as lessors and lessees, suppliers and customers and debtors and creditors. They have also shared certain management personnel and certain administrative functions, such as insurance, advertising and payrolls, and have attempted to allocate fairly the common costs.

    In order to limit future conflicts of interest of the Principal Stockholders and inter-affiliate dealings, so far as practicable, to the leasing of real property where, in Management's opinion, the fairness of terms is more susceptible of objective evaluation than, for example, the fairness of prices charged for food products in the highly volatile wholesale markets, and to strengthen the Company, in October 1992 the parties consummated, an Agreement of Combination pursuant to which (1) the Company and the food business of the Principal Stockholders were combined under a publicly traded successor Delaware corporation, (2) the 3,566,796 outstanding shares of the Company's then outstanding Common Stock were converted, on a share-for-share basis, into Common Stock of such successor corporation and (3) the Principal Stockholders became beneficial owners of an additional 1,400,000 shares of Common Stock, giving them beneficial ownership of approximately 72% of such Common Stock (compared to their former beneficial ownership of approximately 62%).

    The Principal Stockholders, as lessors, have amended the leases of the Company's food stores transferred to such successor corporation, where necessary, so that as of the closing of the Combination the rentals thereunder did not exceed fair market value as determined by independent appraisal. In addition, Management and the Principal Stockholders agreed to obtain independent appraisals of rentals under all other Company leases in which the Principal Stockholders have an interest as landlord or tenant (other than one store rental which was fixed on a formula basis) and to make any necessary revisions so that, in the aggregate, such rentals do not exceed fair market value. All such revisions were made effective as of January 4, 1992. It now is the Company's policy to obtain independent appraisals in connection with new leases entered into with the Principal Stockholders.

    The Company leases land, various retail food stores and warehouse storage and office space, from affiliates of the Principal Stockholders under various leases which expire through December 2007. Rent expense relating to these leases was $2,772,000 for 1995, $2,783,000 for 1994 and $2,383,000 for 1993. During the
years ended December 29,1995 and December 30, 1994, the Company made capital expenditures of approximately $374,000 and $482,000 at leaseholds owned by affiliates of the Principal Stockholders. At December 30, 1994 the Company had prepaid rent to affiliates of the Principal Stockholders of $205,000. There was no prepaid rent at December 29, 1995.

    At December 29, 1995 and December 30, 1994, the Company had advances due from the Principal Stockholders and affiliated entities of approximately $12,000 and $418,000, respectively. These advances are unsecured and non-interest bearing. Subsequent to year-end the $12,000 balance was repaid.

    The Company had sales to affiliates controlled by the Company's Principal Stockholders for 1995, 1994 and 1993 of $528,000, $4,333,000 and $3,713,000,
respectively. In 1995, the Company acquired one of these affiliates which owed the Company approximately $52,000 at December 29, 1995. No consideration was paid by the Company for the acquisition of this affiliate.

    During 1995, 1994 and 1993, the Company purchased various food products in the amounts of $21,954,000, $20,206,000 and $15,384,000 respectively, from White Rose Food, of which Stephen R. Bokser, a Director of the Company, is an officer. As of December 29, 1995 and December 30, 1994, the Company had trade payables of $1,117,000 and $507,000 respectively, due to the affiliate.

    Former director of the Company Daniel M. Healy, is Executive Vice-President and Chief Financial Officer of North Fork Bancorporation, Inc. (the "Bank") and held such positions while he was a director of the Company and a member of the Compensation Committee. During 1995 and 1994 the Company had credit facilities with the Bank that permitted borrowings of up to $3,000,000. As of December 29, 1995 and December 30, 1994 the Company was indebted to the Bank in the amounts of $360,677 and $0, respectively. The Company believes that all Bank terms and fees are at customary rates.

    The Company has retained the firm of Hofheimer, Gartlir & Gross, LLP to represent the Company in certain matters. Richard G. Klein, a Director of the Company, is a partner of such firm. Payments for services rendered by Mr. Klein's law firm to the Company were not material to either such law firm or the Company and were in line with fees charged by other law firms for similar services.

              STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS
                          FOR THE 1997 ANNUAL MEETING

    Stockholder proposals intended for inclusion in the proxy material for the 1997 Annual Meeting, and nominations for Directors to be elected at the 1997 Annual Meeting, each must be received by the Secretary of the Company at the Company's offices at 47-05 Metropolitan Avenue, Ridgewood, New York 11385, not later than March 15, 1997, in order for such proposals and nominations to be included in the proxy material for the 1997 Annual Meeting, which is currently expected to be held in June, 1997.

                    ADDITIONAL INFORMATION AND OTHER MATTERS

    A copy of the Company's Form 10-K as filed with the Securities and Exchange Commission may be obtained free of charge by writing to the Company, 47-05 Metropolitan Avenue, Ridgewood, New York 11385.

    Management is not aware of any matters to be presented for action at the meeting other than the matters mentioned above, and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the holders of the proxies will vote them in their discretion.

                                          By order of the Board of Directors

                                          Peter R. Admirand,
                                          SECRETARY

Date: April 26, 1996

            AMENDMENT TO WESTERN BEEF, INC. 1995 STOCK OPTION PLAN


                              AMENDMENT NO. 1
                                   to the
                             Western Beef, Inc.
                           1995 Stock Option Plan


     Pursuant to, and subject to the conditions precedent set forth in, the Unanimous Written Consent of the Board of Directors of Western Beef, Inc. dated the 13th day of November 1995, Section 5(a) of the Western Beef,
Inc. 1995 Stock Option Plan is hereby amended to read as follows:

      "(a) The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that in no event shall such purchase price be less than 25% of the Fair Market Value (as defined in paragraph (g) of this Section 5) of the shares of Common Stock as of the date such Option is granted."

PROXY                        WESTERN BEEF, INC.
                                    PROXY
                       ANNUAL MEETING OF STOCKHOLDERS
                                JUNE 12, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints FRANK CASTELLANA and STEPHEN R. BOKSER, or either one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, to vote the Common Stock of the undersigned in Western Beef, Inc., at the Annual Meeting of Stockholders to be held June 12, 1996, and at any adjournment thereof, for the following matters.


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                                  DIRECTIONS

                 IF YOU'RE DRIVING WESTBOUND FROM LONG ISLAND

Take the Grand Central Parkway West to the 94th Street exit. Turn left at the first stop light onto 94th Street. At the next stop light turn left again, onto Ditmars Boulevard. The Marriott will be approximately 3 blocks away on the left side of Ditmars Boulevard.

                   IF YOU'RE DRIVING EASTBOUND FROM NEW YORK

Take the Grand Central Parkway East to the 94th Street exit, continue on the service road which is Ditmars Boulevard. The Marriott will be on the left side of the street.

                             La Guardia MARRIOTT
                             102-05 Ditmars Blvd.
                         East Elmhurst, New York 11369
                           Telephone (718) 565-8900

WESTERN BEEF'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

                                  FOR all            WITHHOLD
                                  nominees           AUTHORITY
                                  (except as         to vote for
                                  marked to the      all nominees
                                  contrary )

ITEM 1.Election of Directors.       --                  --

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.

NOMINEES: FRANK CASTELLANA, JOSEPH CASTELLANA, PETER CASTELLANA JR., STEPHEN R. BOKSER, ARNOLD B. BECKER and RICHARD G. KLEIN

                                                            Please mark
                                                            your votes as    X
                                                            indicated in
                                                            this example

I plan to attend the meeting.  --

                                          FOR          AGAINST        ABSTAIN

ITEM 2. Amendment to the 1995
        Employee Stock Option Plan        --              --             --

ITEM 3. Ratification of Independent
        Auditors.                         --              --             --

ITEM 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                       DATE:__________________________________

                                       SIGNATURE:_____________________________

                                       SIGNATURE:_____________________________


PLEASE MARK DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH STOCKHOLDER NAME SHOULD SIGN.

                PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                     PROCESSING EQUIPMENT WILL RECORD
                                YOUR VOTES

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FOLD AND DETACH HERE